EXHIBIT 99.1

News Release

Contact:
Thomas Lyles
Chief Executive Officer and President
875 Lowcountry Blvd
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Quarterly Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that the net loss for the quarter ended June 30, 2013 was $756,294 and net loss available to common shareholders was $1,129,069 after the dividend accrual for preferred shares.  In comparison, the net loss for the quarter ended June 30, 2012 was $150,204 and net loss attributable to common shareholders was $389,976.  For the six months ended June 30, 2013, the net loss available to common shareholders was $1,914,125 as compared to the net loss of $366,290 for the same period of 2012.  Asset quality showed improvement during the first half of the year as evidenced by net loan charge-offs of $529,000 for 2013 as compared to $3.6 million for 2012.  Total assets stood at $504.9 million at June 30, 2013, down from $526.7 million at December 31, 2012.  Deposits were $449.5 million at June 30, 2013 compared to $450.9 million at year end 2012.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ pink sheets market as TDBK.PK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of December 31, 2012 is audited. Our summary consolidated financial data as of June 30, 2013 and for the three and six months ended June 30, 2013 and 2012 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Item 1. Financial Statements

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	June 30,	December 31,
Assets:	2013	2012
	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$3,676,578	$1,977,621
Interest bearing balances	15,430,529	43,411,347
Total cash and cash equivalents	19,107,107	45,388,968
Securities available-for-sale	89,242,637	82,929,671
Nonmarketable equity securities	1,449,400	2,383,750
Total securities	90,692,037	85,313,421
Mortgage loans held for sale	391,680	385,000
Loans receivable	340,364,048	339,727,732
Less allowance for loan losses	6,587,703	6,726,550
Loans, net	333,776,345	333,001,182
Premises, furniture and equipment, net	21,195,049	21,529,662
Accrued interest receivable	1,556,291	1,743,229
Bank owned life insurance	15,637,582	15,420,949
Other real estate owned	20,509,256	22,646,747
Other assets	2,060,772	1,241,620
Total assets	$504,926,119	$526,670,778

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$20,503,232	$18,194,239
Interest-bearing transaction accounts	50,420,356	50,524,144
Savings and money market accounts	107,257,863	102,734,674
Time deposits $100,000 and over	168,539,093	169,385,202
Other time deposits	102,792,323	110,055,770
Total deposits	449,512,867	450,894,029

Securities sold under agreements to repurchase	10,000,000	10,000,000
Advances from Federal Home Loan Bank	17,000,000	34,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	1,125,000	1,225,000
Accrued interest payable	2,578,986	2,302,287
Other liabilities	3,626,342	3,635,333
Total liabilities	498,277,195	516,490,649

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at
June 30, 2013 and December 31, 2012	14,321,528	14,195,052
Common stock, $.01 par value, 75,000,000 shares authorized; 4,277,176
shares issued and outstanding at June 30, 2013 and December 31, 2012	42,772	42,772
Common stock-warrant, 571,821 shares outstanding at June 30, 2013 and December 31, 2012	1,112,248	1,112,248
Unearned ESOP shares	(1,408,226)	(1,562,049)
Capital surplus	42,924,439	43,073,284
Retained deficit	(48,586,742)	(46,672,617)
Accumulated other comprehensive (loss)	(1,757,095)	(8,561)
Total shareholders’ equity	6,648,924	10,180,129
Total liabilities and shareholders’ equity	$504,926,119	$526,670,778

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the six and three months ended June 30, 2013 and 2012
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$8,221,994	$9,831,678	$4,133,415	$4,592,378
Securities available for sale, taxable	490,262	1,013,496	310,104	576,267
Interest bearing deposits	30,142	42,502	9,729	19,662
Other interest income	24,673	10,937	11,094	—
Total interest income	8,767,071	10,898,613	4,464,342	5,188,307
Interest expense:
Time deposits $100,000 and over	1,157,123	1,335,873	572,917	656,024
Other deposits	1,058,372	1,352,544	488,096	643,577
Other borrowings	845,928	1,137,865	410,741	569,436
Total interest expense	3,061,423	3,826,282	1,471,754	1,869,037
Net interest income	5,705,648	7,072,331	2,992,588	3,319,270
Provision for loan losses	390,000	535,000	205,000	310,000
Net interest income after provision for loan losses	5,315,648	6,537,331	2,787.588	3,009,270
Noninterest income:
Service charges on deposit accounts	19,120	26,200	8,949	12,621
Residential mortgage origination income	96,843	99,497	60,214	59,607
Gain (loss) on sale of securities available-for-sale	(128,177)	270,781	(135,077)	181,280
Other service fees and commissions	247,861	219,194	135,841	106,001
Increase in cash surrender value of BOLI	216,632	247,592	109,015	127,844
Loss on extinguishment of debt	(43,725)	—	—	—
Other	4,281	3,830	2,285	1,990
Total noninterest income	412,835	867,094	181,227	489,343
Noninterest expense:
Salaries and employee benefits	2,995,590	2,721,777	1,535,675	1,345,816
Net occupancy	829,399	785,409	417,132	377,501
Furniture and equipment	426,301	422,998	216,544	205,754
Other real estate owned expense	366,567	1,056,962	200,973	519,600
Other operating	2,408,138	2,304,025	1,354,785	1,200,146
Total noninterest expense	7,025,995	7,291,171	3,725,109	3,648,817
Income (loss) before income taxes	(1,297,512)	113,254	(759,294)	(150,204)
Income tax benefit	—	—	—	—
Net income (loss)	(1,297,512)	113,254	(756,294)	(150,204)
Accretion of preferred stock to redemption value	126,476	118,344	63,238	59,172
Preferred dividends accrued	490,137	361,200	309,537	180,600
Net loss available to common shareholders	$(1,914,125)	$(366,290)	$(1,129,069)	$(389,976)
Other Comprehensive Income (loss):
Unrealized gain (loss) on securities available for sale	(2,948,393)	576,227	(2,224,204)	1,165,737
Reclassification adjustment for realized gain (loss) on securities	128,177	(270,781)	135,077	(181,280)
Tax effect	1,071,682	(113,439)	793,868	(371,463)
Total other comprehensive income (loss)	(1,748,534)	192,007	(1,295,259)	612,994
Comprehensive income (loss)	$(3,046,046)	$305,261	$(2,051,553)	$462,790
Loss per common share:
Basic loss per share	$(0.47)	$(0.09)	$(0.28)	$(0.10)
Diluted loss per share	$(0.47)	$(0.09)	$(0.28)	$(0.10)
Weighted average common shares outstanding
Basic	$4,103,745	$4,094,250	$4,105,061	$4,096,668
Diluted	$4,103,745	$4,094,250	$4,105,061	$4,096,668